As filed with the Securities and Exchange Commission on July 26, 2011

Registration No. 333-170246

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Amendment No. 2

To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Entertainment Gaming Asia Inc.

(Exact name of registrant as specified in its charter)

Nevada	91-169010
(State of incorporation)	(I.R.S. Employer Identification No.)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

011 852 3151 3800

(Address and telephone number of registrant’s principal executive offices)

Daniel K. Donahue

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, California 92612

(949) 732-6500

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Act):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(4)
Common stock, $.001 par value, and warrants to purchase common stock(2)(3)	$20,000,000	$2,322	(5)

(1)

Pursuant to General Instruction II.D. of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the primary offering, but does not specify by each class information as to the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price. In no event will the aggregate offering price of all securities issued from time to time pursuant to the registration statement exceed $20,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416(a) under the Securities Act of 1933, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued or issuable from time to time with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of our common stock as may from time to time be sold hereunder. In addition, pursuant to Rule 457(i) under the Securities Act of 1933, the shares being registered hereunder include an indeterminate number of shares of our common stock as may be issued from time to time upon exercise of the warrants issued directly hereunder.

(3)	Subject to note (1) above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.
(4)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933 on the basis of the maximum aggregate offering price of the securities listed.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice.  We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission.  This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 26, 2011

PROSPECTUS

ENTERTAINMENT GAMING ASIA INC.

$20,000,000

Common Stock and Warrants

We may from time to time in one or more offerings sell up to $20,000,000 in the aggregate, inclusive of any exercise price thereof, of:

•                  shares of our common stock; and

•                  warrants to purchase shares of our common stock.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of the offering in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NYSE-Amex under the symbol “EGT.” Each prospectus supplement will contain information, where applicable, as to any listing on the NYSE-Amex or any other securities exchange of the securities covered by the prospectus supplement.

As of July 1, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $18,089,500, based on 118,739,393 shares of common stock outstanding, of which 69,575,000 shares were held by non-affiliates, and a price per share of $0.26, the closing sale price of our common stock on that date, as quoted on the NYSE-Amex. Because the aggregate market value of our outstanding common stock held by non-affiliates is less than $75,000,000, we are as of the date of this prospectus only permitted to use the registration statement of which this prospectus is a part to offer the securities covered hereby in a primary offering where the maximum amount of securities sold in the offering during a twelve-month period does not exceed one-third of the aggregate market value of our outstanding common stock held by non-affiliates. As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I. B.6. of Form S-3 during the prior twelve-month period that ends on and includes the date of this prospectus. If the aggregate market value of our outstanding common stock held by non-affiliates increases to an amount equal to or in excess of $75,000,000, we will be permitted to offer the securities covered by this prospectus without regard to the above- described limitations. In any event, the aggregate initial offering price of the securities that we offer under the registration statement of which this prospectus forms a part will not exceed $20,000,000.

This investment involves substantial risk.  See “Risk Factors” beginning on page 2 for a discussion of certain material factors that you should consider in connection with an investment in our common stock.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of the securities, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf’ registration process.  Under this shelf registration process, we may offer from time to time up to $20,000,000 in the aggregate, inclusive of any exercise price thereof, of the following securities:

•                  shares of our common stock; and

•                  warrants to purchase shares of our common stock.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of that offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT ENTERTAINMENT GAMING ASIA

We are a gaming company focusing on emerging Pan-Asian gaming markets.  We provide electronic gaming machines and related systems on a participation basis to premier hotels and other well-located gaming venues in Pan Asia.  We retain ownership of the gaming machines and systems and receive recurring daily fees based on an agreed upon percentage of the net gaming win per machine and provide on-site maintenance.  We are also engaged in the development of casinos in the Pan-Asia markets where we will own, sometimes in partnership with others, and operate casino resorts under the “Dreamworld” brand.

We are a Nevada corporation formed in 1999 as a successor to a Washington corporation formed in 1995.  From September 2007 to July 2010, our corporate name was “Elixir Gaming Technologies, Inc.”  On July 23, 2010, we changed our corporate name to “Entertainment Gaming Asia Inc.”  Our principal place of business is Unit 3705, 37/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, and our telephone number is +852 3151 3800.  Our website address is www.egt-group.com.  Information contained in, or accessible through, our website does not constitute part of this prospectus.

In this prospectus, “Entertainment Gaming Asia,” the “company,” “we,” “us,” and “our” refer to Entertainment Gaming Asia Inc., a Nevada corporation, and its subsidiaries.

ii

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1993.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed gaming machines participation or casino projects, projected sales growth, estimated future revenues, cash flows and profitability, projected costs, potential outcome of litigation, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement.  Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the Commission, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of the securities offered in this prospectus.  Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered in this prospectus for targeted funding for gaming machines participation or casino projects, working capital, repayment of debt and other general corporate purposes.  We also may use such proceeds to acquire or invest in businesses, products or assets that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions. Pending use of the net proceeds, we intend to place the net proceeds in short term deposits with banks or other financial institutions.

DESCRIPTION OF CAPITAL STOCK

We are a Nevada corporation. Your rights as a stockholder are governed by the Nevada Revised Statutes and our articles of incorporation and bylaws. The following summary of some of the material terms and rights of our capital stock is not complete. You should read our articles of incorporation and our bylaws for more complete information.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, $0.001 par value.  As of July 1, 2011,  we had 118,739,393 shares of common stock outstanding, and no outstanding options, warrants or other rights entitling their holders to purchase shares of our common stock except as described below.  We do not have a shareholder rights plan in effect as of the date of this prospectus.

Each share of common stock entitles its holder to one vote on all matters to be voted upon by our stockholders.  Cumulative voting for directors is not permitted.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.  The common stock has no preemptive rights.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of our common stock to be issued under this prospectus will be fully paid and nonassessable.

Dividend Rights

Holders of our common stock are entitled to receive ratably any dividends as our board of directors may from time to time declare.  We have never declared or paid cash dividends on our common stock.  We currently intend to retain all future earnings, if any, for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.  Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors.

Outstanding Options and Warrants

We have reserved for issuance a total of 11,228,434 shares of our common stock pursuant to outstanding options granted under our 2008 Stock Incentive Plan and previous equity incentive plans.  The weighted average exercise price of all such plan options as of July 1, 2011 was $0.63 per share.  In addition to the aforementioned plan options, we have also reserved for issuance 1,990,000 shares of common stock issuable pursuant to outstanding non-plan options to purchase shares of our common stock granted to certain employees and non-employees of EGT Entertainment Holding Limited, formerly known as Elixir Group Limited, as approved by our stockholders in September 2007. Each non-plan option has an exercise price of $2.90 per share and all of such non-plan options will expire in or before June 2012.

As of July 1, 2011, and exclusive of any warrants offered by way of this prospectus, we have reserved for issuance a total of 1,500,000 shares of our common stock pursuant to outstanding common stock purchase warrants.  As of July 1, 2011, the warrants had a weighted average exercise price of $1.25 per share and all of such warrants will expire in October 2011.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, located at 17 Battery Place 8th Floor, New York, NY 10004.

Listing

Our common stock is quoted on The NYSE-Amex under the symbol “EGT.”

Indemnification Agreements

We have entered into indemnification agreements with existing and former members of our board of directors and certain other existing and former employees in which we agreed to hold harmless and indemnify such directors, officers and employees to the fullest extent authorized under Nevada law, and to pay any and all related expenses reasonably incurred by the indemnitee.  The relevant existing members of our board of directors are Mr. Clarence Chung, Mr. Vincent L. DiVito, Mr. John W. Crawford, J.P.,   Mr. Samuel Tsang and Dr. Anthony Tyen.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock.  The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement.  We have no outstanding warrant agreements as of the date of this prospectus.  The following description of the warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  If we enter into a warrant agreement, we will file a prospectus supplement which will specify the negotiated terms of the particular series of warrants to be issued pursuant to the prospectus supplement, which terms may be different from, or in addition to, the terms set forth below.

Warrants

The applicable prospectus supplement will describe the following terms of warrants offered:

•                                          the title of the warrants;

•                                          the number of common shares for which the warrants are exercisable;

•                                          the price or prices at which the warrants will be issued;

•                                          the provisions, if any, for changes to or adjustments in the exercise price;

•                                          the provisions, if any, for call rights or put rights relating to the warrants or the underlying common shares;

•                                          the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                                          if applicable, the number of warrants issued with each share of our common stock;

•                                          a discussion of any material federal income tax consequences of holding or exercising the warrants; and

•                                          any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

The exercise price payable and the number of shares of our common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of our common stock or a stock split, reverse stock split, combination, subdivision or reclassification of our common stock.  In lieu of adjusting the number of shares of our common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants.  No fractional shares will be issued upon exercise of the warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock into which the warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby.  After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers.  We may also sell the securities directly to institutional investors or other purchasers or through agents.  We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•                                          at a fixed price or prices, which may be changed;

•                                          at market prices prevailing at the time of sale;

•                                          at prices related to such prevailing market prices; or

•                                          at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale of any of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.  If a dealer is used in a sale, we may sell the securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase the securities from time to time, and we or our agents may make sales directly to institutional investors or others.  Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of the securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of the securities for whom they may act as agents.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving the securities.  We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Securities Exchange Act of 1934, engage in transactions, including stabilization bids or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In order to comply with the securities laws of certain jurisdictions, if applicable, the securities offered by this prospectus may be offered and sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered by this prospectus may not be offered or sold unless such securities have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available.

LEGAL MATTERS

The validity of the issuance of the common stock and common stock purchase warrants offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP, Irvine, California.

EXPERTS

The consolidated financial statements of Entertainment Gaming Asia Inc. appearing in Entertainment Gaming Asia Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC.  Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the SEC’s Internet site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the common stock offered hereby.  As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement.  Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC’s website or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above.  For further information, reference is made to the registration statement and its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it.  This means that we can disclose important information to you by referring to another document.  The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information.  We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed on March 30, 2011;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which was filed on May 16, 2011;

•                  Our Current Report on Form 8-K, which was filed on May 20, 2011;

•                  Our Current Report on Form 8-K, which was filed on July 14, 2011;

•                  The description of our common stock in our Form 8-A12B, which was filed on April 28, 2004, and any amendments or reports filed for the purpose of updating this description; and

•                  All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering made by way of this prospectus.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement.  The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents).  Written request should be made to Investor Relations of Entertainment Gaming Asia Inc. at Chicago, IL 60611-2026 or to the email address at tracimangini@egt-group.com.

$20,000,000

ENTERTAINMENT GAMING ASIA INC.

COMMON STOCK AND WARRANTS

PROSPECTUS

               , 2011

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be borne by us, are set forth in the following itemized table:

SEC Registration Fee	$2,322
Printing Fees and Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent Fees and Expenses		*
Miscellaneous Fees and Expenses		*
Total	$2,322

*  To be provided by amendment or as an exhibit to a filing with the Commission pursuant to the Securities Exchange Act of 1934.

Item 15.  Indemnification of Officers and Directors

Nevada Revised Statutes

Pursuant to the provisions of Section 78.7502 of the Nevada Revised Statutes (the “NRS”), every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

Pursuant to the provisions of Section 78.7502, every Nevada corporation also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation.  No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the NRS provides that such person must be indemnified by the corporation against expenses including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Articles of Incorporation

Our articles of incorporation provide that to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter be amended, a director of our corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Bylaws

Our bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted under the Nevada General Corporation Law.  We have obtained liability insurance for our officers and directors.

Agreement

We have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of our corporation), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Securities and Exchange Commission Position on Certain Indemnifications

Our articles of incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Nevada law. Chapter 78 of the Nevada Revised Statutes, or NRS, provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or persons controlling us pursuant to the provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws, Nevada law or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

The exhibits to this registration statement are listed below in the Exhibit Index.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)                                  That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the amendment no. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, SAR on July 26, 2011.

ENTERTAINMENT GAMING ASIA INC.

By:	/s/ Clarence Chung
Clarence Chung
Its:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 26, 2011.

SIGNATURE	TITLE

/s/ Clarence Chung	President, Chief Executive Officer, and Chairman of the Board
Clarence Chung	(Principal Executive Officer)

/s/ Andy Tsui	Chief Accounting Officer
Andy Tsui	(Principal Financial and Accounting Officer)

*	Director
Vincent L. DiVito

*	Director
John W. Crawford, J.P.

*	Director
Samuel Tsang

*	Director
Anthony Tyen, Ph.D.

* By:	/s/ Clarence Chung
Clarence Chung, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement, if any.*

3.1	Amended and Restated Bylaws of the registrant dated November 13, 2002. (Incorporated by reference from the registrant’s current report on Form 8-K filed on January 8, 2003).

3.2	Amended and Restated Articles of Incorporation dated June 7, 2003. (Incorporated by reference from the registrant’s current report on Form 8-K filed on June 18, 2003).

3.3	Certificate of Amendment to Articles of Incorporation dated August 23, 2005. (Incorporated by reference from the registrant’s annual report on Form 10-KSB filed on April 13, 2007).

3.4	Certificate of Amendment to Articles of Incorporation dated January 9, 2007. (Incorporated by reference from the registrant’s annual report on Form 10-KSB filed on April 13, 2007).

3.5	Certificate of Amendment to Articles of Incorporation dated September 10, 2007. (Incorporated by reference from the registrant’s quarterly report on Form 10-QSB filed on November 14, 2007).

3.6	Certificate of Amendment to Articles of Incorporation dated July 23, 2010. (Incorporated by reference from the registrant’s annual report on Form 10-K filed on March 30, 2011).

4.1	Specimen common stock certificate of registrant.***

4.3	Form of Warrant Agreement, if any, including form of Common Stock Purchase Warrant.*

5.1	Opinion and Consent of Greenberg Traurig, LLP**

23.1	Consent of Ernst & Young**

23.4	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)**

24.1	Power of Attorney***

*

To be provided by amendment or as an exhibit to a current report on Form 8-K filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith
***	Previously filed